UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 1, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 1, 2005, the Registrant filed with the U.S. Bankruptcy Court for the Southern District of New York a Motion to Reject ALPA Collective Bargaining Agreement (the “Motion to Reject”) pursuant to Section 1113 of the U.S. Bankruptcy Code. The Motion to Reject was supported by certain papers including the Second Declaration of Edward H. Bastian in Support of Motion to Reject ALPA Collective Bargaining Agreement (the “Bastian Second Declaration”).

The Bastain Second Declaration contains certain forward looking information. A copy of the Bastian Second Declaration is attached hereto as exhibit 99.1. The Motion to Reject and other supporting papers are available at www.deltadocket.com.

Statements in the exhibit to this Form 8-K that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more Plans of Reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such Plans of Reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more Plans of Reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 proceedings on our liquidity or results of operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a Plan of Reorganization and thereafter; the effect of a significant reserve or holdback under our credit card processing agreements; our ability to comply with financial covenants in our financing agreements; our debt and pension plan funding obligations; the cost of aircraft fuel; pilot early retirements; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; labor issues; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.  Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on August 15, 2005. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of November 1, 2005, and which Delta has no current intention to update.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1-- Second Declaration of Edward H. Bastian in Support of Motion to Reject ALPA Collective Bargaining Agreement, as filed with the U. S. Bankruptcy Court for the Southern District of New York on November 1, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/Edward H. Bastian
Date: November 2, 2005	Edward H. Bastian Executive Vice President and Chief Financial Officer